SUB-ITEM 77Q3:

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

The Tax-Exempt Fund of Maryland

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class         Total Income Dividends
                    (000's omitted)
Class A             $   5,696.00
Class B             $     264.00
Class C             $      90.00
Class F             $      46.00
Total  72DD1        $   6,096.00
Class R-5           $       7.00
Total  72DD2        $       7.00



Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class           Dividends from Net Investment Income
Class A               $0.63
Class B               $0.52
Class C               $0.50
Class F               $0.59
Class R-5             $0.01


Item 74U1 and 74U2
Number of shares outstanding

Share Class          Shares Outstanding
                     (000's omitted)
Class A               8,702
Class B                 705
Class C                 377
Class F                 123
Total  74U1           9,907
Class R-5               196
Total  74U2             196



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                              Net Asset Value
Share Class                      Per Share
Class A                 $15.93
Class B                 $15.93
Class C                 $15.93
Class F                 $15.93
Class R-5               $15.93

The Tax-Exempt Fund of Virginia

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class         Total Income Dividends
                    (000's omitted)
Class A             $  5,841.00
Class B             $    140.00
Class C             $    103.00
Class F             $     12.00
Total  72DD1        $  6,096.00
Class R-5           $      3.00
Total  72DD2        $      3.00



Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class           Dividends from Net Investment Income
Class A               $0.60
Class B               $0.49
Class C               $0.47
Class F               $0.51
Class R-5             $0.01


Item 74U1 and 74U2
Number of shares outstanding

Share Class           Shares Outstanding
                      (000's omitted)
Class A               10,219
Class B                  402
Class C                  504
Class F                   63
Total  74U1           11,188
Class R-5                119
Total  74U2              119



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                        Net Asset Value
Share Class             Per Share
Class A                 $16.57
Class B                 $16.57
Class C                 $16.57
Class F                 $16.57
Class R-5               $16.57


(a)(i)   not applicable to this filing
(a)(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiences and material weaknesses.

(a) (iii)

I, Howard L. Kitzmiller, certify that:

1. I have reviewed this report on Form N-SAR of The American Funds Tax-Exempt Series I;

2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report:

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date:    September 27, 2002                Howard L. Kitzmiller
                                             (Signature)
                                             Treasurer



I, Harry J. Lister, certify that:

1. I have reviewed this report on Form N-SAR of The American Funds Tax-Exempt Series I;

2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report:

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date:    September 27, 2002              Harry J. Lister
                                            (Signature)
                                         Vice Chairman
                                         and Chief Executive Officer